EXHIBIT 10.10(b)
                                                                ----------------

                      AMENDMENT NO. 1 TO LICENSE AGREEMENT

     THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT (the "Amendment") is made as of the __ day of October 2000 by and between BENTLEY PHARMACEUTICALS, INC., a Delaware corporation with offices at 65 Lafayette Road, Third Floor, North Hampton, New Hampshire 03862-2403 (hereinafter "Bentley" or "Licensor") and AUXILIUM A2 , INC., a Delaware corporation with offices at 160 W. Germantown Pike, Suite D-5, Norriton Office Center, Norristown, Pennsylvania 19401 (hereafter, "Auxilium" or "Licensee"). Bentley and Auxilium may be referred to as a "Party" or, collectively, as "Parties."

     WHEREAS, the parties have entered into that certain License Agreement dated May 31, 2000 relating to the grant by Bentley to Auxilium of a license of certain technology (the "License Agreement");

     WHEREAS, as reflected in the third recital of the License Agreement, the parties intended not to include patch applications as part of the license;

     WHEREAS, the parties wish to clarify the definitions in the License Agreement to indicate that patch applications are not included in the scope of the license;

     NOW THEREFORE, the parties hereby amend the License Agreement as follows:

     1. The definition of "Combination Products" in Section 1.1 of the License Agreement is hereby modified in its entirety to read as follows:

                    "Combination Products" means any and all pharmaceutical
               compositions, other than patch applications, which contain (A) testosterone as an active ingredient in combination with any other steroids, hormones, somatotropics, emollients, or therapeutic soy products; and (B) the Compound; and which fall within the scope of any composition, method, or article claim of the BENTLEY Patents and which is intended to be applied topically to the user of the composition.

     2. The definition of "Products" in Section 1.1 of the License Agreement is hereby modified in its entity to read as follows:

                    "Products" means any and all pharmaceutical compositions,
               other than patch applications, which contain (A) testosterone as the single active ingredient; and (B) the Compound; and which fall within the scope of any composition, method, or article claim of the BENTLEY Patents and which is intended to be applied topically to the user of the composition.

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     3.   As modified by this Amendment, the License Agreement remains in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives as of the date set forth above.


BENTLEY PHARMACEUTICALS, INC.            AUXILIUM A2 , INC.


By:/s/ JAMES R. MURPHY                   By: /s/ JANE A. HOLLINGSWORTH
   -----------------------------             -------------------------
   Name:   James R. Murphy                   Name:  Jane A. Hollingsworth
   Title:  Chairman and CEO                  Title: EVP